SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 13, 1996




                               CRW Financial, Inc.
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            (Exact Name of registrant as specified in its charter)



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
           Delaware                          0-26015                             23-2691986
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(State or other jurisdiction of       (Commission File Number)      (I.R.S. Employer Identification No.)
         incorporation)
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            443 South Gulph Road, King of Prussia, Pennsylvania 19406
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               (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: (610) 962-5100
                                                         ----------------


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          (Former name or former address, if changed since last report)


Item 5.  Other Events

         On August 13, 1996, TeleSpectrum Worldwide, Inc. ("TeleSpectrum") completed an initial public offering of 10,656,000 shares of its common stock, par value $.01 per share (the "Common Stock"), at a public offering price of $15 per share (the "IPO"). CRW Financial, Inc. ("CRW") currently owns 8,510,137 shares of TeleSpectrum Common Stock, subject to reduction upon the exercise of certain Lender Warrants, Waiver Warrant and Management Warrants described below. The underwriters for the IPO have been granted an over-allotment option to purchase up to an additional 1,598,400 shares of TeleSpectrum shares of Common Stock at the initial public offering price. TeleSpectrum intends to employ net proceeds from the IPO to acquire, repay certain indebtedness of and to purchase capital equipment for six businesses involved in various aspects of the teleservices, market research and direct mail and fulfillment industries (the "Acquired Businesses"), as well as for working capital and general corporate purposes of TeleSpectrum and the Acquired Businesses.

         Prior to the IPO, CRW caused the formation of TeleSpectrum and received 8,510,137 shares of TeleSpectrum's Common Stock in consideration of a capital contribution to TeleSpectrum of $1.6 million in cash and the assignment to TeleSpectrum of a promissory note in the amount of $500,000 from one of the Acquired Businesses. The capital contribution represented proceeds of borrowings by CRW under subordinated notes (the "Subordinated Notes") issued to eight individuals, one partnership and one corporation (the "Lenders") on May 22, 1996. The capital contribution was used by TeleSpectrum for professional and other costs associated with the IPO. Amounts outstanding under the Subordinated Notes bear interest at 12% per annum. Principal and interest under the Subordinated Notes are due and payable in full immediately upon repayment in full by CRW of all amounts owing to Mellon Bank, N.A. ("Mellon"), CRW's primary lender, or in quarterly installments of 12.5% of the principal amount plus accrued but unpaid interest beginning January 1, 1997 if the repayment of all amounts owing to Mellon has not been effected on or before any such quarterly repayment date.

         As part of the consideration for the Subordinated Notes, CRW issued to the Lenders warrants (the "Lender Warrants") to purchase a total of 1,433,454 shares of TeleSpectrum's Common Stock held by CRW. The Lender Warrants are exercisable at any time during a 10 year term at a price of $1.50 per share. In connection with TeleSpectrum's initial capitalization by CRW, TeleSpectrum granted the Lenders the right to have TeleSpectrum shares of Common Stock subject to the Lender Warrants registered under the Securities Act of 1933, as amended (the "Securities Act") along with the registration of any other shares of TeleSpectrum Common Stock and also the right to certain demand registrations subject to the Lenders' agreement not to sell any Common Stock underlying the Lender Warrants during the 180 days after consummation of the IPO by TeleSpectrum. The Lenders who represent officers, directors, employees or significant stockholders of CRW, their respective relationships with CRW and TeleSpectrum and their respective loan and share amounts are as follows:

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

                                                       Subordinated                    TeleSpectrum Shares of Common
Lender                                                 Notes Amount                  Stock Subject to Lender Warrants
- ------                                                 ------------                  --------------------------------

Technology Leaders II, L.P.                                 $362,250                                 247,270
   Stockholder of CRW

TL Ventures Third Corp.                                      287,750                                 196,423
   Stockholder of CRW

J. Brian O'Neill                                             650,000                                 443,693
   Chairman and CEO of CRW
   and TeleSpectrum

Michael C. Boyd                                              200,000                                 136,514
  President and Chief Operating
  Officer of TeleSpectrum

Richard C. Schwenk, Jr.                                      200,000                                 136,514
  Senior Vice President and Chief
  Financial Officer of TeleSpectrum

Bernard Morgan                                               100,000                                  68,250
   Director of CRW

Robert N. Verratti                                           100,000                                  68,250
   Director of CRW

Arthur R. Spector                                            100,000                                  68,250
   Consultant to CRW

Jonathan P. Robinson                                          50,000                                  34,145
   CFO of CRW and Director
   of Acquisitions of TeleSpectrum

Kevin E. Mullin                                               50,000                                  34,145
   Director of Acquisitions
   of CRW
                                                          ----------                               ---------
                                                          $2,100,000                               1,433,454
                                                          ==========                               =========

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         In consideration of the grant by Mellon of a waiver of a restrictive covenant in the agreement covering CRW's loan facility with Mellon, which waiver permitted CRW to issue the Notes and effect the initial capitalization of TeleSpectrum, CRW granted APT Holdings Corporation, an affiliate of Mellon, a warrant to purchase 75,445 shares of TeleSpectrum Common Stock held by CRW (the "Waiver Warrant"). This Waiver Warrant is exercisable at any time during a 10 year term at a price of $1.50 per share.

         CRW also granted warrants (the "Management Warrants") to four individuals related to CRW (the "Managers") in consideration for the performance of their services on behalf of CRW in connection with TeleSpectrum's IPO and the acquisition of the Acquired Businesses. The Management Warrants entitle the Managers to purchase a total of 839,108 shares of Telespectrum Common Stock held by CRW and are exercisable immediately for a 10 year term at a price of $1.50 per share. TeleSpectrum has granted the Managers the right to have the Common Stock subject to the Management Warrants registered under the Securities Act along with the registration of any other shares of TeleSpectrum Common Stock and also the right to

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         certain demand registrations, subject to the agreement by the Managers not to sell any Common Stock underlying the Management Warrants during the 180 days after consummation of the IPO by TeleSpectrum. The Managers (whose relationships to CRW and TeleSpectrum are set forth in the table above) and the respective share amounts subject to their Management Warrants are as follows: J. Brian O'Neill - 610,160 shares; Arthur R. Spector - 76,316 shares; Jonathan P. Robinson - 76,316 shares; and Kevin E. Mullin - 76,316 shares. CRW obtained an appraisal which indicated that the Management Warrants had a fair value of $0.75 per warrant on the date of grant. Accordingly, CRW recorded a non-cash compensation charge of $629,000 as of such date of grant.

         If all of the Lender Warrants, Waiver Warrant and Management Warrants are exercised, CRW will receive approximately $3,500,000 in cash and would own 6,162,130 shares of TeleSpectrum.

         J. Brian O'Neill has agreed to serve as Chairman of the Board and Chief Executive Officer of TeleSpectrum, in addition to his duties as Chairman of the Board and Chief Executive Officer of CRW. TeleSpectrum and Mr. O'Neill have entered into an Employment Agreement which provides that he will be employed by TeleSpectrum through May 20, 2000. Jonathan P. Robinson, the Chief Financial Officer of CRW, serves as Director of Acquisitions of TeleSpectrum.

         On August 13, 1996, CRW terminated the operations of the market research business ("CRWMR") it has conducted since January 1996, and made the employees of CRWMR available to be hired by TeleSpectrum or TeleSpectrum's market research division on or after the closing of the acquisitions of the Acquired Businesses. Neither TeleSpectrum nor its market research division, however, have any obligation to hire any former CRWMR employees. CRW is retaining the accounts receivable and all accounts payable and other obligations associated with the CRWMR business.

         TeleSpectrum subleases an aggregate of approximately 3,000 square feet of office space in King of Prussia, Pennsylvania from CRW. The space is used by TeleSpectrum as its headquarters and comprises approximately 14.2% of the space formerly occupied by CRW at this location. CRW leases this space from CRW Building Limited Partnership, which is controlled by J. Brian O'Neill. The sublease commenced on May 9, 1996, and expires on September 30, 2004. Under the sublease, TeleSpectrum performs and pays 14.2% all obligations of CRW under its lease with CRW Building Limited Partnership. Monthly base rent payments under the sublease are approximately $4,100.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CRW FINANCIAL, INC.



                                     By:______________________________________
                                           Jonathan P. Robinson
                                           Vice President and Chief
                                           Financial Officer

Date: August 21, 1996



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                                  EXHIBIT INDEX

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

Exhibit No.              Description                                Page No.
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
99.1                     Form of Subordinated Note                      7
99.2                     Form of Management and Lender Warrants        10


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